Exhibit 99.1

Akamai Technologies, Inc. Bonus Plan

Performance Period: FY ____
Name:

Title:

This ____ Executive Bonus Plan sets forth your annual incentive bonus compensation for ____ based on the achievement of certain corporate performance objectives. In order to receive your ____ annual incentive bonus, you must be an employee in good standing throughout all of ____ and the objectives must be achieved, as described more thoroughly below. The Talent, Leadership & Compensation Committee of the Board of Directors (the “TL&C Committee”) will resolve all questions arising in the administration, interpretation and application of this plan, and the TL&C Committee’s determination will be final and binding on all concerned. Where permitted by applicable law, the TL&C Committee reserves the right to modify, at its discretion and at any time, the terms of this plan, including, but not limited to, the performance objectives, targets, and payouts.

Estimated ____ gross salary: $_____ (Estimated based on pay periods between January 1 and December 31, ____)
Target bonus percentage: ____%
Estimated annual incentive bonus at target: $______
Estimated total annual incentive compensation at target: $______

To the extent earned, your bonus will be paid to you in fully-vested shares of Akamai common stock issued under the Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended. Any such payment shall be subject to applicable withholding requirements.

Performance Objectives/Targets

Your ____ annual incentive bonus is comprised of three components: (1) corporate financial performance during Fiscal Year ____ against a non-GAAP revenue target (50%) (the “Revenue Component”); (2) corporate financial performance during Fiscal Year ____ against a non-GAAP operating income target (50%) (the “Operating Income Component” and, together with the Revenue Component, the “Financial Components”); and (3) corporate performance against environmental, social and governance targets set forth in Schedule 2 (the “ESG Component”).

The method for calculating corporate financial performance used to determine the Financial Components is described in the attached Schedule 1. In the event of any question as to whether the components of the Financial Components have been satisfied, the TL&C Committee shall make such determination. The TL&C Committee also has the authority to make downward discretionary changes to the payout amount. The amounts payable to you under the Financial Components are as follows:

Revenue Component

Akamai Performance Against Target from Schedule 1(1)	Target Amount ($M)	Amount Payable to You
90% of Target	$_____	0% of Component
100% of Target	$_____	100% of Component
110% or Greater of Target	$_____	200% of Component
(1)For performance at intermediate percentages not specified, the amount paid shall be calculated based on where actual performance falls on the “slope” between the two identified tiers.

Akamai Technologies, Inc. Bonus Plan

Operating Income Component

Akamai Performance Against Target from Schedule 1(1)	Target Amount ($M)	Amount Payable to You
90% of Target	$_____	0% of Component
100% of Target	$_____	100% of Component
110% or Greater of Target	$_____	200% of Component
(1)For performance at intermediate percentages not specified, the amount paid shall be calculated based on where actual performance falls on the “slope” between the two identified tiers.

The amount earned based on achievement against the Financial Components (the “Base Bonus”) is then subject to a modifier in the range between -10% and +10% based on achievement against the ESG Targets as set forth on Schedule 2 (the “ESG Multiplier”). The modifier applicable to your Base Bonus is as follows:

Akamai Performance Against Target from Schedule 2(1)	Multiplier	Amount Payable to You
Below Target ESG Score	-0.1% to -10%	Base Bonus multiplied by .90 to .99
At Target ESG Score	None	100% of Base Bonus
Above Target ESG Score	+0.1% to +10%	Base Bonus multiplied by 1.01 to 1.10
(1)For performance at intermediate percentages not specified, the amount paid shall be calculated based on where actual performance falls on the “slope” between the two identified tiers.

The issuance of shares of Akamai common stock earned by you (less tax withholding) will be made to you promptly following the TL&C Committee’s written certification of the amount earned hereunder as described in the preceding paragraph. The number of shares issued upon achievement of your bonus will be calculated based on the closing sale price of the Akamai’s common stock on the date of such certification.

Acceptance:
	Name	Date

Approved by:
	Name	Date

Akamai Technologies, Inc. Bonus Plan
SCHEDULE 1

CORPORATE FINANCIAL PERFORMANCE MEASUREMENT METHODOLOGY

A. Overview; Definitions

The target amount for payment at 100% of the Revenue Component is $_____ million. The target amount for payment at 100% of the Non-GAAP Operating Income Component is $_____ million.

For purposes of this Agreement, such metrics shall have the following meanings:

“Revenue” shall mean the Company’s consolidated revenue for fiscal year ____ calculated in accordance with generally accepted accounting principles in the United States (US) of America and adjusted for constant currency (defined as revenue denominated in US dollars plus revenue denominated in foreign currencies converted to US dollars at ____ budgeted foreign currency exchange rates) and other non-recurring or unusual items that may arise from time to time.

“Non-GAAP Operating Income” shall mean the Company’s consolidated annual operating income for fiscal year ____, which is income from operations before income taxes, interest income, interest expense and other income/expense, adjusted for items excluded by the Company in determining non-GAAP earnings including amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs incurred with respect to Akamai's internal FCPA investigation ; and other non-recurring or unusual items that may arise from time to time. Non-GAAP operating income will be adjusted for constant currency.

If, on December 31, ____, the Company is required to make periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s consolidated financial statements filed with the Securities and Exchange Commission on Form 10-K shall constitute its “Public Company Financial Statements” and shall apply. If, on December 31, ____, the Company is not required to make periodic reports under the Exchange Act, the Company’s regularly prepared annual audited financial statements prepared by management shall be its “Private Company Financial Statements” and shall apply. The Public Company Financial Statements or Private Company Financial Statements, as applicable, may be referred to herein as the “_____ Financial Statements.”

B. Effect of an Acquisition or Disposition by Akamai

In the event that Akamai closes an Acquisition Transaction or Disposition Transaction during ____, the TL&C Committee shall make adjustments to affected performance targets to give effect to the expected impact on such targets of the applicable Acquisition Transaction or Disposition Transaction (including whether it is accretive or not) based on management’s good faith estimate of the projected impact as presented to the Board of Directors and/or TL&C Committee. An “Acquisition Transaction” means (i) the purchase of more than 50% of the voting power of an entity, (ii) any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution or share exchange involving Akamai and an entity not previously owned by Akamai, or (iii) the purchase or other acquisition (including, without limitation, via license outside of the ordinary course of business or joint venture) of assets that constitute more than 50% of another entity’s total assets or assets that account for more than 50% of the consolidated net revenues or net

Akamai Technologies, Inc. Bonus Plan
income of such entity. A “Disposition Transaction” means the sale of a division, business unit or set of business operations and/or related assets to a third party.

All determinations of the TL&C Committee regarding the estimated impact of an Acquisition Transaction shall be final, binding and non-appealable. The cumulative impact of all Acquisition Transactions shall be set forth in a statement delivered upon payment, if any, of the bonus contemplated by this plan. This plan shall be deemed to be automatically amended, without further action by the Company or the executive, to give effect to any adjustments required by this Section B.

C. Effect of Your Death

If you die during ____, then your estate shall be entitled to receive a pro rata target bonus payout based on the number of days into the year of the date of death; the bonus payment shall be delivered to your estate within 30 days following such death. If you die after ____ and before the date on which the ____ financial results are certified, then your estate shall be entitled to receive your earned bonus payout; the bonus payment shall be delivered to your estate within 30 days following such death.

Akamai Technologies, Inc. Bonus Plan
SCHEDULE 2

ESG COMPONENT MEASUREMENT METHODOLOGY

Metric	Weighting	Potential Score
Inclusion Goal	33.3%	+/- 0-3.33%
Employee Engagement Goal	33.3%	+/- 0-3.33%
Sustainability Goal	33.3%	+/- 0-3.33%

The “Inclusion Goal” for ___ is based on achievement of an inclusion score that falls within the range between __% and __% as determined by an employee survey conducted in the second half of ____.

The “Employee Engagement Goal” for ____ is based on achievement of an employee engagement score that falls within the range between __% and __% as determined by an employee survey conducted in the second half of ____.

The “Sustainability Goal” for ____ is based on: _________________.

The sum of the scores for each metric will be used to calculate the ESG Multiplier. Scores for each metric may be between 0 and +/- 3.33% based on partial over- or underachievement against targets. The TL&C Committee, in its sole discretion, will determine the achievement against the metrics. Sample calculation:

Metric	Weighting	Potential Score	Assessed Achievement	Score
Inclusion Goal	33.3%	+/- 0-3.33%	Exceeded goal	+2.2
Employee Engagement Goal	33.3%	+/- 0-3.33%	Exceeded goal	+1.1
Sustainability Goal	33.3%	+/- 0-3.33%	Missed goals	-1.1
Overall Achievement				+2.2
ESG Multiplier				1.022